UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 14, 2006

PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)

(770) 806-9918
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of
Listing

On September 14, we received a deficiency letter from The Nasdaq Stock Market, Inc. (“Nasdaq”)
indicating that we had not been in compliance with Marketplace Rule 4350(d)(2)(A) due to the vacancy created by the resignations from our audit committee of: (i) James H. McGuire on August 28, 2006 and (ii) Thomas E. Hodapp
on August 31, 2006, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange
Commission on September 1, 2006. At the time of Mr. McGuire’s and Mr. Hodapp’s resignations, our audit committee consisted of only two (2) members, Eugene Terry and Samuel Schwartz, both of whom were independent.

Marketplace Rule 4350(d)(2)(A) requires the audit committee of each Nasdaq issuer to have at least three independent members on its audit committee (as defined by Nasdaq Rules 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934). As such, at the time of Mr. Hodapp’s and Mr. McGuire’s resignations, we were not in compliance with Marketplace Rule 4350(d)(2)(A) as we only had two (2) of the three (3) required independent audit committee members.

Under Marketplace Rule 4350(d)(4)(B), an issuer has until the earlier of the issuer’s next annual meeting or one (1) year from the date of the event that caused the non-compliance under Marketplace Rule 4350(d)(2)(A) to cure such non-compliance.

On September 13, 2006, we notified Nasdaq that James Hudak had been appointed as the third member of the Audit Committee, effective September 6, 2006, and regained compliance under Marketplace Rule
4350(d)(2)(A). Mr. Hudak is an independent member of our audit committee as defined by Nasdaq
Rules 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Although we have regained compliance under Marketplace Rule 4350(d)(2)(A), we are still required to disclose receipt of the deficiency letter from Nasdaq and, pursuant to Marketplace Rule 4803(a), issue a press release disclosing receipt of such deficiency letter and the Nasdaq rules upon which such deficiency letter was based upon.

On September 18, 2006, in accordance with Marketplace Rule 4803(a), we issued a press release regarding our receipt of the deficiency letter and the Nasdaq rules upon which such deficiency letter was based upon, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release of ProxyMed, Inc. dated September 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date:	September 18, 2006	/s/ John G. Lettko

John G. Lettko
President and Chief Executive Officer

EXHIBIT 99.1

Investor Relations Contact:	Media Contact:
Emily Pietrzak	Sarah Zimmerman
MedAvant Healthcare Solutions	MedAvant Healthcare Solutions
925-765-4410	404-368-2598
epietrzak@medavanthealth.com	szimmerman@medavanthealth.com

MEDAVANT ADDS A THIRD INDEPENDENT BOARD MEMBER TO AUDIT COMMITTEE

ATLANTA, GA. - September 18, 2006 - MedAvant Healthcare Solutions (NASDAQ: PILL), a leader in healthcare technology and transaction services, previously announced that Thomas E. Hodapp, a director and member of the Company's Audit, Compensation and Nominating Committees, had resigned from the board of directors, effective August 31, 2006. As a result, the Company's Audit Committee consisted of two independent directors rather than the three independent directors required under Nasdaq Marketplace

Rule 4350. Immediately after the Labor Day weekend, on September 6, 2006, the Board of Directors met and appointed James B. Hudak, an independent director, to the Audit Committee. Although no Audit

Committee meetings had taken place during the transition, by letter dated September 14, 2006, Nasdaq's

Listing Qualifications Department confirmed that the Company had not been in compliance with

Marketplace Rule 4350 from the period August 31, 2006, to September 6, 2006, but that the Company has regained compliance with Marketplace Rule 4350 and the matter is now closed.

About MedAvant Healthcare Solutions

MedAvant, a leader in healthcare technology services, provides healthcare transaction processing,

medical cost containment services through NPPN™, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare suppliers. To facilitate these services, MedAvant operates Phoenix(SM), a highly scalable and secure national information platform, which supports real-time direct connectivity and transaction processing between healthcare clients. For more information about MedAvant, please visit the Company's website at

http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.

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